Exhibit 3.41

F050810000741

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

Under Section 211 of the Limited Liability Company Law

FIRST. The name of the limited liability company:

Central New York Oil And Gas Company, L.L.C.

SECOND, The date of filing of the Articles of Organization of the Company was: October 3, 1996.

THIRD. The amendments effected by this Certificate of Amendment are as follows;

Article II of the Articles of Organization relating to the latest date on which Central New York Oil And Gas Company, L.L.C. is to dissolve is hereby deleted in its entirety.

Article V of the Articles of Organization relating to the name and address of the registered agent of Central New York Oil And Gas Company, L.L.C. is hereby amended to road as follows:

Article V

The name and address of the registered agent of Central New York Oil And Gas Company, L.L.C. in the State of New York is:

Corporation Service Company

80 State Street

Albany, New York 12207-2523

The registered agent is the agent upon whom process against Central New York Oil And Gas Company, L.L.C. may be served.

Article VI of the Articles of Organization relating to the designation of the Secretary of State of the State of New York as agent of Central New York Oil And Gas Company, L.L.C., upon whom process against it may be served is hereby amended to read as follows:

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Article VI

Central New York Oil And Gas Company, L.L.C., hereby further designates the Secretary of State of the State of New York as agent of Central New York Oil And Gas Company, L.L.C., upon whom process against it may be served. Central New York Oil And Gas Company, L.L.C.’s post office address to which the Secretary of State may mail a copy of any process against Central New York Oil And Gas Company, L.L.C., is:

Corporation Service Company

80 State Street

Albany, New York 12207-2523

Article VII of the Articles of Organization relating to the management of Central New York Oil And Gas Company, L.L.C, is hereby amended to read as follows:

Article VII

The management of Central New York Oil And Gas Company, L.L.C. is hereby vested in a manager, who will have continuing authority to make management decisions necessary to the conduct of the business for which Central New York Oil And Gas Company, L.L.C. was formed.

Article VIII of the Articles of Organization requiring unanimous consent of all managers to take action is hereby deleted in its entirety.

Article IX of the Articles of Organization regarding the transfer of ownership units is hereby deleted in its entirety.

/s/ John J. Sherman
John J. Sherman, President
Authorized Person

F050810000741

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

Under Section 211 of the Limited Liability Company Law

Filed by:	Erin Dudley, Paralegal
(Name)

Stinson Morrison Hecker LLP, 1201 Walnut, Suite 2900
(Mailing address)

Kansas City, Missouri 64106
(City, State and Zip Code)

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